                                                                    EXHIBIT 10.5

                             INSTRUMENT OF AMENDMENT

     INSTRUMENT OF AMENDMENT, dated as of March 31, 2006, by and between ASSOCIATED MATERIALS INCORPORATED, a Delaware corporation (the "Company"), and a wholly owned indirect subsidiary of AMH Holdings II, Inc., a Delaware corporation ("AMH"), and TREVOR DEIGHTON (the "Executive"), to the Employment Agreement, dated as of November 28, 2005, between the Company and the Executive (the "Employment Agreement") (capitalized terms used but not defined herein shall have the respective meanings given such terms in the Employment Agreement).

                                   WITNESSETH:

     WHEREAS, the Company and the Executive have entered into the Employment Agreement;

     WHEREAS, Section 12(g) of the Employment Agreement provides that the Employment Agreement may not be amended except in writing by the Executive and the Company; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement as provided herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Exhibit A to the Employment Agreement is hereby deleted in its entirety and replaced with a new Exhibit A, as attached hereto.

     2. (a) In the event of any conflict between the terms of this Instrument of Amendment and the terms of the Employment Agreement, the terms of this Instrument of Amendment shall take precedence. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect throughout the entire Employment Term.

          (b) The validity, interpretation, construction and performance of this Instrument of Amendment shall be governed by the laws of the State of

               New York applicable to contracts executed and to be performed entirely within said State.

          (c) This Instrument of Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Instrument of Amendment, effective for all purposes as of the January 1, 2006.

                                        ASSOCIATED MATERIALS INCORPORATED


Date:      4/3/06                       By:      /s/ K. Lavanway
      -------------------------------       ------------------------------------
                                        Name:        D. K. Lavanway
                                              ----------------------------------
                                        Title:       CFO
                                               ---------------------------------


                                        TREVOR DEIGHTON


Date:      4/3/06                       By:      /s/ Trevor Deighton
      -------------------------------       ------------------------------------

                                                                       Exhibit A

                             Annual Incentive Bonus

          The Executive's annual incentive bonus for each calendar year during the Employment Term shall be a percentage of the Executive's base salary based upon the achievement by AMH II of annual EBITDA Hurdles with respect to the applicable calendar year, as follows:

Achievement of EBITDA Hurdles   Percentage of Base Salary
-----------------------------   -------------------------
     Less than threshold                   Zero
          Threshold                       20.00%
            Target                        60.00%
           Maximum                       100.00%

          If the actual EBITDA for a particular calendar year is between two EBITDA Hurdles, the applicable percentage of base salary shall be determined by linear interpolation based on the difference between such EBITDA Hurdles. For the avoidance of doubt, in no event shall the annual incentive bonus exceed 100% of base salary. For purposes of the Executive's annual incentive bonus and the computation thereof:

1. Base salary shall mean the annual rate of base salary in effect under this Agreement as of April 1 of the calendar year to which the bonus relates.

2. "EBITDA Hurdle" means threshold, target and maximum amounts of EBITDA with respect to a calendar year, as determined in good faith by the Board.

3. EBITDA shall mean the consolidated net income of AMH, adjusted to exclude deduction of interest expense (net of interest income), income taxes, depreciation and amortization and the Harvest Fee pursuant to the Management Agreement, dated as of April 19, 2002, between Harvest Partners, Inc. and Associated Materials Incorporated, as amended from time to time, and to exclude gain or loss from sale of capital assets, and including deduction of all bonuses paid or accrued with respect to the Executive and all other officers and employees of AMH and its subsidiaries (including, without limitation, the Executive's bonus hereunder), for the relevant calendar year, calculated otherwise in accordance with generally accepted accounting principles, subject to any adjustments made in good faith by the Board. EBITDA shall be determined by the Company's management, subject to audit or review by AMH's external accountants and approval, in good faith, by the Board. EBITDA shall exclude, without duplication, any transaction- or merger-related costs which are expensed rather than capitalized; any revenue, expense, gain or loss from operations divested during the relevant calendar year; the effect of inventory write-ups made due to purchase accounting; and any other non-recurring, extraordinary items subject to approval, in good faith, by the Board.

4. Any annual incentive bonus to which the Executive is entitled under this Agreement for any calendar year shall be paid in a cash lump-sum within thirty days following the close of AMH's books and completion of AMH's annual audit by its external accountants for such calendar year but in any event shall not be paid later than March 15 of the calendar year immediately following the calendar year to which the bonus relates.

The Executive's entitlement to an annual incentive bonus shall be determined by the Board in good faith in accordance with this Exhibit A.